Exhibit 99.2

Investor Relations Contacts:	Media Contact:
Antonella Franzen	Brett Ludwig
+1-609-720-4665	+1-609-806-2477
afranzen@tyco.com	bludwig@tyco.com

Joe Longo
+1-609-720-4545
jlongo@tyco.com

FOR IMMEDIATE RELEASE

TYCO ACQUIRES WESTFIRE

Leading Special-Applications Fire Protection Services Company in the United States, Chile and Peru

NEUHAUSEN, Switzerland, November 14, 2013 /PRNewswire/ — Tyco (NYSE: TYC) announced today the acquisition of Westfire, Inc., a leader in special-applications fire protection services with operations in the United States, Chile and Peru. Westfire provides critical special-hazard suppression and detection applications in mining, telecommunications and other vertical markets. Their full range of fire protection services includes hazard analysis, as well as system design, installation, maintenance and testing combined with customized system documentation.

Westfire’s US operations are concentrated in the Western United States and will be combined with Tyco’s North American Fire Services business. Westfire’s highly skilled and experienced workforce will enhance Tyco’s service differentiation with added project design and execution capabilities. In Latin America, this acquisition enhances Tyco’s service capabilities in the mining industry in Chile and provides an entry into the Peruvian market, both of which are important growth markets for Tyco. While already an established customer of Tyco’s Fire Protection Products business, Westfire has the opportunity to further leverage this relationship to meet the requirements of Westfire’s customers in mining and telecommunications.

“Westfire is a powerful addition to Tyco’s capabilities. It expands our service footprint and recurring revenue base along with adding a highly-skilled and experienced team of engineers and technicians. In addition, we are adding vertical market expertise in special hazard detection and suppression applications,” said Brian McDonald, Tyco’s Chief Operating Officer for Installations & Services.

“This acquisition confirms Tyco’s commitment to its Growth Markets,” said Juan Mogollon, Tyco’s President for Growth Markets. “Westfire’s engineering capabilities and service footprint in Latin America combined with Tyco’s comprehensive product portfolio focused on the specific needs of Growth Markets creates an exceptional combination of solutions to help our customers not just in Chile and Peru but throughout Latin America.”

The transaction closed on November 8, 2013 and Westfire is expected to generate approximately $80 million in annualized revenues in fiscal year 2014.

ABOUT TYCO

Tyco (NYSE: TYC) is the world’s largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in revenue, Tyco has over 70,000 employees in more than 1,000 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit the new www.tyco.com.

ABOUT WESTFIRE

Westfire, Inc. is a special applications fire protection company with operations in South America and the United States. Founded in 1990, Westfire provides fire protection systems and services for specialized markets that include mining, telecommunications, energy and data centers. Westfire offers special hazards system design and installation as well as a complete range of services. Westfire has US offices in Dallas, Phoenix, Denver, Salt Lake City, Seattle as well as locations in Chile and Peru. For more information, visit www.westfire.com.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. In many cases forward-looking statements are identified by words, and variations of words, such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “positioned,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Examples of forward-looking statements include, but are not limited to, revenue, operating income and other financial projections, statements regarding the health and growth prospects of the industries and end markets in which Tyco operates, the leadership, resources, potential, priorities, and opportunities for Tyco in the future, statements regarding Tyco’s credit profile, capital allocation priorities and other capital market related activities, and statements regarding Tyco’s acquisition, divestiture, restructuring and other productivity initiatives. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes; unanticipated expenses such as environmental, litigation or legal settlement expenses; tax law changes; and industry specific events or conditions that may adversely impact revenue or other financial projections. Actual results could differ materially from anticipated results. Tyco is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 28, 2012 and in subsequent filings with the Securities and Exchange Commission.

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